EX.99(p)(1)
ASHMORE GROUP PLC
ASHMORE INVESTMENT MANAGEMENT LIMITED
ASHMORE INVESTMENT ADVISORS LIMITED
CODE OF ETHICS
All relevant Employees must read and understand the Code.
Effective date: December 2023
Last revised date: December 2023

PURPOSE Ashmore Investment Management Limited (“AIML”) and Ashmore Investment Advisors Limited (“AIAL”) provide investment advisory services to various clients and accounts (together the “Accounts”), which include investment companies registered under the Investment Company Act of 1940, as amended (“Company Act”) and such investment companies, the “Ashmore Funds”. AIML and AIAL are each registered in the United States as an investment adviser under the Investment Advisers Act 1940, as amended (“the Advisers Act”). The ultimate owner of both AIAL and AIML is Ashmore Group plc, which is listed on the London Stock Exchange. In accordance with the Company Act Rule 17j-1 and the Advisers Act Rule 204A-1 (together “the Rules”) the Ashmore Funds and their investment adviser must adopt a written code of ethics, which is reasonably designed to prevent specific individuals (“Access Persons” – see below) from conducting their personal securities transactions in a manner that interferes with the transactions of any client or otherwise to take unfair advantage of their relationship with clients. The Rules 17j-1 and 204-2 are similar – where duplication would arise, a single record is acceptable. In recognition of this duty, Ashmore has adopted this Code of Ethics (“the Code”), which shall be applied across all UK incorporated corporate entities within the Ashmore Group of Companies under the ownership of Ashmore Group plc which are regulated by the United States Securities and Exchange Commission (“the SEC”). Any references in the Code to “Ashmore” or “Ashmore Group” will be interpreted to mean any and all of such corporate entities.
In addition, the Code is required to be read and acknowledged by relevant Employees performing services for AIML and AIAL.
The board of trustees of the Ashmore Funds, including a majority of trustees who are not interested persons, must approve the Code, and any material changes to the Code. The Board must base its approval of the Code and any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1. Before approving the Code, the board of trustees must receive a certification from the Ashmore Funds and the investment adviser that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Ashmore Funds’ and the investment adviser’s code of ethics. The Board must approve a material change to the Code no later than six months after adoption of the material change. ACCESS PERSONS The Rules require compliance with the Code by persons defined as “Access Persons”. In certain circumstances, Ashmore requires compliance with the Code by all Ashmore Employees. Accordingly, Ashmore is satisfied that the Code meets the requirements of the Rules in this respect. RELATIONSHIP WITH ASHMORE COMPLIANCE MANUAL AND OTHER POLICIES Ashmore maintains a detailed Compliance Manual and policies and procedures which are intended to satisfy the wide range of rules and regulations of AIML and AIAL’s other regulator, the UK Financial Conduct Authority (“FCA”) that are relevant to its activities. Ashmore also maintains other written policies and procedures, which govern the way in which personnel of Ashmore Group, and relevant affiliated entities fulfil their day-to-day responsibilities. In addition, Ashmore operates a detailed Personal

Account Investing and Dealing Policy and Procedure which is designed to comply with both FCA and United Kingdom rules and regulations, as well as the requirements of the SEC with respect to insider dealing and personal account dealing.
Employees are required to sign a declaration that they have received, read and understood the Manual and the Code, and any changes thereto, and will abide by the policies therein at all times. Failure to observe compliance guidelines and policies may result in disciplinary proceedings against them. If an Employee is aware of their own breach of the Code, they should immediately advise the Group Head of Compliance. Should an Employee become aware of a breach of the Code by other persons, they should make a report following the procedure for “Whistleblowing”. PERSONAL INVESTMENTS Failure to comply with the contents of the Code and related Personal Account Investing and Dealing Policy and Procedure by an Employee or their Connected Persons, may result in disciplinary action including but not limited to dismissal and being subject to reporting to a regulatory authority. Therefore, it is imperative that all Employees read the Code and related policies and procedures carefully and in full. If in doubt, please refer any question(s) to the Group Head of Compliance before taking any action. Ashmore’s Personal Account Investing and Dealing Policy and Procedure are designed to maintain standards of conduct within Ashmore at the highest levels of integrity and to mitigate the risks arising from conflicts of interest and potential conflicts of interest that may arise through personal account Investing and Dealing by Employees and Connected Persons. Personal Account Investing and Dealing can create conflicts or patterns of behaviour which do or could result in, material risk of damage to the interests of Ashmore’s clients, its investors, its shareholders or Ashmore’s business. The requirements set out in this document are designed to: • protect Ashmore and its Employees from breaches and allegations of breaches of insider dealing or market abuse laws and regulations; • maintain a strong culture of compliance in how Ashmore and its Employees conduct themselves and meet the expectations of Ashmore’s stakeholders; and • guard against the severe reputational impacts that a failure to prevent or mitigate these risks could result in for Ashmore. DEFINITIONS Employee means all permanent employees and fixed term employees of Ashmore in all Ashmore offices. Connected Person means, in the context of each Employee: (a) spouse or spousal equivalent / civil partner; (b) dependent children (meaning children or stepchildren under the age of 18 who are unmarried and not in a civil partnership) whether or not they are living at home; (c) anyone connected by reason of a domestic (including flat shares) or business relationship where the Employee has influence over that person’s judgement as to how to invest his/her investments or exercise any rights attached to securities. (d) a person acting in the capacity of an executor or administrator of an estate, or as a trustee of a trust, in which an interest is held by the Employee, or any associate thereof, or any company or partnership controlled by that the Employee or by such associate at the point at which the Employee is performing activities in such capacity and not just named as an executor/administrator; (e) any person or trust for whom an Employee acts as a personal representative; and (f) any other person for whom an Employee makes personal investment or dealing decisions (this does not include acting as a signatory on another person’s trading account if the Employee does not make the investment decision for them). ADMINISTRATION Pre-trade Approval of Personal Account Investing and Dealing Transactions The Pre-clearance and Approval Process described below applies to all Employees and their Connected Persons unless a specific exemption is given. A. The following securities subject to pre-trade approval and a minimum holding period requirements; and must be recorded in MyComplianceOffice (“MCO”) • ASHM shares and AMOR shares trading: ◾ outside of closed or restricted periods; or ◾ if the order has been placed but remains unexecuted prior to the start of the closed or restricted period, in which case the order cannot be amended or cancelled during the closed or restricted period; or under a Trading Plan; • Ashmore funds; • Shares, stocks, warrants and convertible bonds not on the Global Banned List; • Single stock ETFs; • Debt including debentures, bonds and credit linked notes not on the Global Banned List Shares, units and interests in any type of fund that are not “global competitor funds”; • Employer pension contributions (including regular Employee contributions including monthly contributions or one-off annual bonus waivers) into any investment where the underlying investment is Emerging Markets; • BED and ISA/SIPP (being a pair of deals where an investment is sold in a dealing account and bought in an ISA/SIPP) where the underlying investment is Emerging Markets including ASHM and AMOR shares; • Derivatives transactions, futures, options or contracts for differences including spot foreign exchange for speculative purposes. B. Personal Account Dealing Transactions Excluded from the Pre trade and Approval Requirement and Minimum Holding Requirements; and may require recording on MCO Except as otherwise provided below, Employees are not required to preclear and receive prior approval for the following Personal Account trades, although Employees are still responsible for complying with the reporting requirements of this Code for these transactions (each, an “Exempt Reportable Transaction”): • ASHM and AMOR shares: Instructions to Human Resources to keep, sell all or sufficient amount, in from the relevant Employee benefits plan on the date of vesting or in relation to termination of employment; • Cash, cash deposits or certificates of deposits of any tenor, commercial paper; • Money market funds and other money market instruments including T-bills in any currency and any jurisdiction;

• Cash ISAs; • Any spot foreign exchange for personal purposes (e.g. holidays); • Crypto assets and currencies; • Real-estate held in an Employee’s name / a Connected Person’s name or through a corporate, trust or other structure; • Any investments bought by a third party such as a financial advisor appointed by an Employee or a Connected Person; • Opening a Stocks & Shares ISA; • Venture Capital Trusts (VCT) or Enterprise Investment Scheme (EIS) or other tax efficient investments; • Insurance policies including life policies; • Ashmore Group plc shares – vesting shares from the employee benefits plan on the immediate date of vesting only. C. Personal Account Dealing Transactions Excluded from the Pre-trade Approval Requirement but are subject to Minimum Holding Requirements; and may require recording on MCO Emerging Markets investments • Exchange traded fund (ETF) on an index or basket of securities; • Automatic reinvestment of dividends into same security or same fund. Non-Emerging Markets investments/issuers • Exchange traded fund (ETF) on an index or basket of securities; • Single stock ETFs; • Shares, stocks, warrants and convertible bonds; • Debt including debentures and bonds; • Commodities; • IPOs; • Shares, units and interests in funds and other collective investment schemes (regulated or unregulated) including REITS; • Automatic reinvestment of dividends into same security or same fund; • Employer pension contributions (or regular Employee contributions including monthly contributions or one-off annual bonus waivers) into any investment where the underlying investment is non-Emerging Markets; • BED and ISA or BED and SIPP (being a pair of deals where an investment is sold in a dealing account and bought in an ISA/SIPP) where the underlying investment is non-Emerging Markets. D. The following investments are always prohibited Emerging Markets investments • ASHM shares and AMOR shares during closed periods or restricted periods. The Company Secretary will inform Employees by email in advance of the beginning and end of each closed or restricted period;

• Any single equity or debt instrument on the “Global Banned List” / “Local Banned List“ applicable to the Employee; • IPOs; • Shares, units and interests in “global competitor funds”/ “local competitor funds” as applicable to the Employee. All investments / issuers • Any investment that is subject to any sanction to which an Employee or a Connected Person is subject. Trading is subject to review by a Compliance Officer A designated Compliance Officer will review and investigate, as necessary, Employee and Connected Person proposed trading activity to determine if such activity complies with this Code, including post-trade monitoring. Compliance may impose additional restrictions or limitations when intended to avoid potential conflicts of interest or to address any trading that requires additional scrutiny. Consequences for violations of this code If an Employee violates this Code or its associated policies and procedures Ashmore may undertake disciplinary action which may result in a fine, forfeit of any profits, and possibly suspension and/or dismissal. REPORTING REQUIREMENTS Certification of receipt and Quarterly Compliance Certification Employees will be required to certify receipt of this Code. On a quarterly basis Employees must certify that any personal investments effected during the quarter were done in compliance with this Code. Employees will also be required to certify ongoing compliance with this Code on a quarterly basis. Required certifications must be completed within 30 calendar days following the end of the quarter. Reports of Securities Holdings Initial Holdings Report Within 10 days of joining Ashmore, all Employees are required to provide the following information in MCO for themselves and their Connected Persons for accounts and holdings over which they have discretion: (a) details of all their personal dealing accounts (including pensions); (b) details of all their Connected Persons personal dealing accounts; (c) an Initial Holdings Report for each Employee account which must be current as of a date no more than 45 days prior to the commencement of joining; (d) an Initial Holdings Report for each Connected Persons account which must be current as of a date no more than 45 days prior to the Employee’s commencement of joining.

If an Employee or Connected Person has no such holdings, please update this section on MCO with ‘Nil holdings’. The Employee will be added to the MCO system and directly emailed log in details upon starting with Ashmore. Quarterly Report All Employees are required to provide a quarterly disclosure (a Quarterly Declaration) when prompted in MCO, confirming whether there have been any transactions in securities that the Employee or Connected Person has effected during the period and if so whether these have been reported in MCO. Regular cash pension contributions are excluded from this. If an Employee’s account has a direct feed with MCO, they do not need to do anything further as any transactions that are undertaken in that account will be reported in MCO in a real-time basis and therefore fulfilling the reporting requirements. However, if the account does not have a direct feed with MCO, Employees must enter any transactions they undertake in MCO and alongside this upload evidence of these transactions in order to comply with the quarterly reporting requirements. Please read the MCO procedures for a full description of how this is done. Annual Holdings Report An Annual holdings report and a declaration is required of all Employees for all holdings held by the Employee and their Connected Persons over which they have discretion. Employees are required to complete and sign and return the report and declaration no later than the prescribed deadline to meet the requirements of the US Investment Company Act of 1940 to Ashmore Group Compliance. As with the Quarterly Declaration, if an Employee’s account (and that of their Connected Persons) has a direct feed with MCO then their holdings and transactions will be up-to-date and so no further action will be required. However, where there is no direct feed, the Employee must undertake the same process as required for the Quarterly Declaration and upload evidence of all holdings as necessary. Changes in Connected Persons Employees are required to update MCO and/ or inform Compliance when there is a change in their “Connected Persons” as defined on page 3 of this Code, and their disclosed accounts. In addition, each Quarterly Questionnaire will provide an opportunity to confirm whether an employee has any Connected Persons.

ASHMORE’S COMPLIANCE RESPONSIBILITIES AND REPORTING OBLIGATIONS Compliance department Responsibilities Ashmore’s Group Head of Compliance undertakes a regular compliance monitoring programme (“CMP”), the depth and frequency of its elements being structured to take account of compliance risk. Ashmore is satisfied that the CMP, which is sufficiently flexible to accommodate changes in business patterns, or to concentrate on specific areas that require attention, includes monitoring procedures that are capable of identifying material issues arising in connection with or material violations of the Code should they occur.
Annual Report of Boards of Funds No less frequently than annually, AIAL must furnish to the Ashmore Funds’ board of trustees, and the board of trustees must consider, a written report that: (a) Describes any issues arising under the Code or procedures since the last report to the board of trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and details of all their personal dealing accounts (including pensions); and (b) Certifies that AIAL has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. There is a separate code of ethics that covers the independent trustees of the Ashmore Funds. RETENTION OF RECORDS POLICY Recordkeeping Requirements pursuant to 17j-1: In-line with Ashmore’s Retention of Records Policy, and the recordkeeping requirements pursuant to 17j-1, Compliance maintains all records at Ashmore’s primary office including electronically, for at least two years and will otherwise keep in an easily accessible place for at least five years from the end of either the fiscal year in which the document was created or the last fiscal year during which the document was effective or in force, whichever is later. Such records include: copies of this Code and any amendments hereto, all relevant personal brokerage account statements and reports of Employees, a compliance team responsible for personal account dealing queries, copies of all preclearance forms, records of violations and actions taken as a result of violations, and acknowledgments, certifications and other memoranda relating to the administration of this Code. It is a prerequisite of this policy that confidentiality of all records and information held by Ashmore and its Employees shall be maintained, whether such records represent client information or information concerning the Ashmore group of companies.